                                                                                                                                                         Exhibit 23.1

 CONSENT OF BAGELL, JOSEPHS, LEVINE & COMPANY LLC

                     Bagell, Josephs, Levine & Company, LLC
                200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                       Tel: 856.346.2628 Fax: 856.346.2882

The Board of Directors
China Yingxia International, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of China Yingxia International, Inc. of our report dated March 14, 2007 with respect to the consolidated balance sheet of China Yingxia International, Inc. as of December 31, 2006, and the related consolidated statements of operations and deficit and cash flows for the year then ended, which report appears in the Annual Report on Form 10-KSB of China Yingxia International, Inc.

In addition, we consent to the incorporation by reference in the registration statement on Form S-8 of China Yingxia International, Inc. of our quarterly report with respect to the consolidated balance sheet of China Yingxia International, Inc. as of June 30, 2007, and the related consolidated statements of operations and deficit and cash flows for the six months then ended, which report appears in the Quarterly Report on Form 10-QSB of China Yingxia International, Inc.

/S/Bagell, Josephs, Levine & Company

BAGELL, JOSEPHS, LEVINE & COMPANY, LLC
Gibbsboro, New Jersey

September 19, 2007